Exhibit 99.2

Mardi Gras Transportation System
Company, LLC
(An Indirect Wholly Owned Subsidiary of BP p.l.c)
Financial Statements
December 31, 2017, 2016 and 2015

Exhibit 99.2

Report of Independent Auditors

The Board of Directors of Mardi Gras Transportation System Company, LLC
We have audited the accompanying financial statements of Mardi Gras Transportation System Company, LLC (an indirect wholly owned subsidiary of BP p.l.c.), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, changes in net parent investment and cash flows for each of the three years in the period then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mardi Gras Transportation System Company, LLC at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
October 25, 2018

Exhibit 99.2

MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)

BALANCE SHEETS

	December 31,
	2017	2016
	(in thousands of dollars)
ASSETS
Equity method investments	$422,438	$443,636
Total assets	$422,438	$443,636

LIABILITIES
Current liabilities
Liabilities held for sale (Note 6)	$—	$399
Total current liabilities	—	399
Deferred tax liabilities	—	129,910
Total liabilities	—	130,309

Commitments and contingencies (Note 8)

NET PARENT INVESTMENT
Net parent investment	422,438	313,327
Total liabilities and net parent investment	$422,438	$443,636

The accompanying notes are an integral part of the financial statements.

Exhibit 99.2

MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2017	2016	2015
	(in thousands of dollars)
Revenue
Income from equity method investments	$52,650	$37,891	$26,924
Total revenue	52,650	37,891	26,924
Costs and expenses
Operating expenses - related parties	10,626	16,690	22,882
General and administrative - related parties	5,117	11,824	7,694
Loss (Gain) from disposition of equity method investments	480	(8,814)	—
Impairment of equity method investment	—	—	66,336
Total costs and expenses	16,223	19,700	96,912
Operating income (loss)	36,427	18,191	(69,988)
Income tax (benefit) expense	(92,112)	6,460	(24,384)
Net income (loss)	$128,539	$11,731	$(45,604)

The accompanying notes are an integral part of the financial statements.

Exhibit 99.2

MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)

STATEMENTS OF CHANGES IN NET PARENT INVESTMENT

Net parent investment
(in thousands of dollars)
Balance as of January 1, 2015	$416,732
Net loss	(45,604)
Net transfers to Parent	(15,676)
Balance as of December 31, 2015	$355,452
Net income	11,731
Net transfers to Parent	(53,856)
Balance as of December 31, 2016	$313,327
Net income	128,539
Net transfers to Parent	(19,428)
Balance as of December 31, 2017	$422,438

The accompanying notes are an integral part of the financial statements.

Exhibit 99.2

MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016	2015
	(in thousands of dollars)
Cash flows from operating activities
Net income (loss)	$128,539	$11,731	$(45,604)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Income from equity method investments	(52,650)	(37,891)	(26,924)
Distributions of earnings received from equity method investments	52,650	37,891	26,924
Impairment of equity method investments	—	—	66,336
Deferred income taxes	(129,910)	(38,533)	(29,973)
Stock-based compensation	453	331	668
Gain from disposition of equity method investments	—	(8,814)	—
Net cash provided by (used in) operating activities	(918)	(35,285)	(8,573)

Cash flows from investing activities
Distributions in excess of earnings received from equity method investments	21,198	21,260	24,917
Proceeds from dispositions of equity method investments, net	(399)	68,212	—
Net cash provided by investing activities	20,799	89,472	24,917

Cash flows from financing activities
Net transfers to Parent	(19,881)	(54,187)	(16,344)
Net cash used in financing activities	(19,881)	(54,187)	(16,344)

Net change in cash	—	—	—
Cash at beginning of the year	—	—	—
Cash at end of the year	$—	$—	$—
The accompanying notes are an integral part of the financial statements.

Exhibit 99.2

MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

1. Business

As of December 31, 2017, Mardi Gras Transportation System Company, LLC (the “Company,” “we,” “us,” or “our) is owned by BP Pipelines (North America) Inc. (“BP Pipelines”), BP Midstream Partners LP (“BPMP”) and the Standard Oil Company (“Standard Oil”), the immediate parent of BP Pipelines, which have interests of 79%, 20%, and 1% in us, respectively. On October 30, 2017, BPMP completed its initial public offering (the “IPO”). Immediately prior to the contribution of the IPO, BP Pipelines contributed a 20% managing member interest in the Company to BPMP.

During the second quarter of 2017, BP America Inc. (“BPA” or “Parent”), a Delaware corporation and wholly owned subsidiary of BP p.l.c., a Securities and Exchange Commission (“SEC”) registrant, contributed 1% of Mardi Gras Transportation System Inc. to Standard Oil and 99% to BP Pipelines. Following the contribution, Mardi Gras Transportation System Inc. was converted to a Delaware limited liability company (“LLC”) and renamed Mardi Gras Transportation Company, LLC on May 1, 2017.

The accompanying financial statements present, on a historical cost basis, the assets, liabilities, revenues and expenses related to the Company. We did not operate as a separate, stand-alone entity but as a part of our Parent, and our results of operations have been reported in our Parent’s consolidated financial statements.

We are a Delaware corporation which, as of December 31, 2017 holds the following investments:

•
A 56% ownership interest in Caesar Oil Pipeline Company LLC (“Caesar”), which owns approximately 115 miles of pipeline connecting platforms in the Southern Green Canyon area of the Gulf of Mexico with two connecting carrier pipelines.

•
A 53% ownership interest in Cleopatra Gas Gathering Company LLC (“Cleopatra”), which owns an approximately 115 mile gas gathering pipeline system and provides gathering and transportation for multiple gas producers in the Southern Green Canyon area of the Gulf of Mexico to the Manta Ray pipeline.

•
A 65% ownership interest in Proteus Oil Pipeline Company LLC (“Proteus”), which owns an approximately 70 mile crude oil pipeline system and provides transportation for multiple crude oil producers in the eastern Gulf of Mexico into Endymion pipeline system described below.

•
A 65% ownership interest in Endymion Oil Pipeline Company LLC (“Endymion”), which originates downstream of Proteus, owns an approximately 90 mile crude oil pipeline system and provides transportation for multiple oil producers in the eastern Gulf of Mexico. Endymion, together with Caesar, Cleopatra and Proteus, are referred to as the “Mardi Gras Joint Ventures.”

The remaining interests in each of these pipelines are owned by unaffiliated third-party investors. Up to its’ sale in 2016, we owned a 67% interest in Okeanos Gas Gathering Company, LLC (“Okeanos”). During the second quarter of 2016, we sold all our interests in Okeanos. Refer to Note 6 Held for Sale for further details.

Under their respective limited liability company (“LLC”) agreements, each of the Mardi Gras Joint Ventures is managed by a management committee of the respective LLC that owns the pipeline and decisions made by these management committees require approval of two or more members that are not affiliates holding at least 60% of the ownership interests in Proteus and Endymion, and at least 61% of the ownership interests in Caesar and Cleopatra, as applicable, each with certain decisions requiring a higher threshold of approval.

Basis of Presentation

The accompanying financial statements have been prepared on a stand-alone basis and are derived from our Parent’s consolidated financial statements and accounting records. These financial statements reflect the historical results of operations, financial position and cash flows of the Company as if such business had been a separate entity for all periods presented. However, for ease of reference, these financial statements are referred to as those of the Company.

The accompanying statements of operations also include expense allocations for certain functions historically performed by the Parent and not allocated to the Company, including allocations of general corporate expenses related to finance, accounting, treasury, legal, information technology, human resources, shared services, government affairs, insurance, health,

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

safety, security, employee benefits, incentives and severance and environmental functional support. The portion of expenses that are specifically identifiable to us are directly recorded to the Company, with the remainder allocated on the basis of headcount, revenue, throughput volumes, miles of pipe and other measures. In connection with BPMP's IPO, BPMP entered into an omnibus agreement ("Omnibus Agreement") with BP Pipelines and certain of its affiliates, which these expenses are included in. The allocation of expenses for that period were derived from an allocation of the fees stated in the Omnibus Agreement. The allocation is consistent with the historical allocations.

Our management believes the assumptions underlying the financial statements, including the assumptions regarding the allocation of general corporate expenses from the Parent, are reasonable. Nevertheless, the financial statements may not include all of the expenses that would have been incurred had we been a stand-alone entity during the years presented and may not reflect our financial position, results of operations and cash flows had we been a stand-alone entity during the years presented. See details of related party transactions at Note 4 Related Party Transactions.

We do not own or maintain separate bank accounts. The Parent uses a centralized approach to the cash management and funds our operating and investing activities as needed. Accordingly, cash held by the Parent at the corporate level was not allocated to us for either of the years presented. We reflected the cash generated by our operations and expenses paid by our Parent on our behalf as a component of “Net parent investment” on our balance sheets, and as a net distribution to the Parent in our statements of cash flows. We have also not included any interest income on the net cash transfers to the Parent.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

2. Summary of Significant Accounting Policies

Net Parent Investment

Net parent investment represents the Parent’s historical investment in us, our accumulated net earnings after taxes, and the net effect of transactions with and allocations from the Parent.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures included in the accompanying notes. Actual results could differ from these estimates.

Equity Method Investments

We account for an investment under the equity method if the investment provides us with the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company’s ownership interest in the voting stock of the investee ranges between 20% and 50%, although other factors, such as representation on the investee’s board of directors, are considered in determining whether the equity method of accounting is appropriate.

Caesar, Proteus, Cleopatra and Endymion have management committees which make all significant decisions relating to each respective company. These management committees consist of a representative from each member with a shareholding interest. Certain decisions made by the management committees require unanimous consent in order for them to be passed. As a result, we do not control the Mardi Gras Joint Ventures even though our ownership percentage is greater than 50%. Thus, we account for our ownership in Mardi Gras Joint Ventures using the equity method of accounting.

Under the equity method of accounting, the investment is recorded at its initial carrying value in the balance sheets and is periodically adjusted for capital contributions, dividends received and our share of the investee’s earnings or losses, which are recorded as a component of Income from equity method investments in the statements of operations.

We evaluate equity method investments for impairment at each quarter end and when events or changes in circumstances indicate, in our management’s judgment, that a decline in value is other than temporary. Factors that may indicate that a decline in value is other than temporary include a deterioration in the financial condition of the investee, decisions to sell the investee,

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

significant losses incurred by the investee, a change in the economic environment that is expected to adversely affect the investee’s operations, an investee’s loss of a principal customer or supplier and an investee’s recording of impairment charges. If we determine that a decline in value is other than temporary, the investment is written down to its fair value, which establishes the investment’s new cost basis.

Assets Held for Sale

We classify assets as held for sale when management approves and commits to a formal plan of sale with the expectation the sale will be completed within one year. The criteria for held for sale classification is regarded as met only when the sale is highly probable and the asset or disposal group is available for immediate sale in its present condition. The net assets held for sale are then recorded at the lower of their current carrying value or the fair market value, less costs to sell and are reclassified as current assets on the balance sheets, which are no longer depreciated.

Income Taxes

Upon conversion to an LLC on May 1, 2017, we made an election to be treated as a corporation for federal and state income tax purposes. After the completion of certain reorganization steps during the third quarter of 2017, we made an election on October 1, 2017 to change our tax classification to that of a “partnership” for federal and state income tax purposes.

Prior to our change in tax status, the Company was not a standalone entity for income tax purposes and was included as part of BPA federal income tax returns. The provision for income taxes was prepared on a separate return basis with consideration to the tax laws and rates applicable in the jurisdictions in which we operated and earned income. We use the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities were recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences were expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in income tax rates was recognized in the results of operations in the period that included the enactment date. The realizability of deferred tax assets was evaluated quarterly based on a “more likely than not” standard and, to the extent this threshold was not met, a valuation allowance would be recorded. Prior to our change in tax status, we recognized the impact of an uncertain tax position only if it was more likely than not of being sustained upon examination by the relevant taxing authority based on the technical merits of the position. There were no uncertain tax positions recorded on the Company at the end of the periods presented. Had there been any uncertain tax positions our policy was to classify interest and penalties as a component of income tax expense.

Subsequent to our tax status change on October 1, 2017, our operations are treated as a partnership for federal and state income tax purposes, with each partner being separately taxed on its share of taxable income. Therefore, we have excluded income taxes from these financial statements from the tax status change date of October 1, 2017 through December 31, 2017.

Legal

We are subject to litigation and regulatory proceedings as the result of our business operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments or settlements. In general, we expense legal costs as incurred. When we identify specific litigation that is expected to continue for a significant period of time, is reasonably possible to occur and may require substantial expenditures, we identify a range of possible costs expected to be required to litigate the matter to a conclusion or reach an acceptable settlement, and we accrue for the lower end of the range. To the extent that actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected.

Other Contingencies

We recognize liabilities for contingencies when we have an exposure that indicates it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Where the most likely outcome of a contingency can be reasonably estimated, we accrue a liability for that amount. Where the most likely outcome cannot be estimated, a range of

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

potential losses is established, and if no one amount in that range is more likely than any other, the lower end of the range is accrued.

Fair Value Estimates

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

Recurring Fair Value Measurements - Our accounts payable are recorded at their carrying value, which we believe approximates the fair value due to their short-term nature.

Nonrecurring Fair Value Measurements - Fair value measurements are applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis. Nonrecurring fair value measurements are also applied, when applicable, to determine the fair value of our long-lived assets. We have utilized all available information to make these fair value determinations.

3. Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-03, “Accounting Changes and Error Corrections (Topic 250) and Investments-Equity Method and Joint Ventures (Topic 232).” The amendments to Topic 250 included in this update expand required qualitative disclosures when registrants cannot reasonably estimate the impact that adoption of the ASUs related to revenue (ASU 2014-09), leases (ASU 2016-02) and credit losses (ASU 2016-13) will have on the financial statements. Such qualitative disclosures would include a comparison of the registrant’s new accounting policies, if determined, to current accounting policies, a description of the status of the registrant’s process to implement the new standard and a description of the significant implementation matters yet to be addressed by the registrant. Other than enhancements to the qualitative disclosures regarding future adoption of new ASUs, adoption of the provisions of this standard is not expected to have any impact on our unaudited condensed financial statements. The amendments to Topic 232 included in this update pertain to income tax benefits resulting from Investment in Qualified Affordable Housing Projects, which are not applicable to us.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business.” The amendments in this Update are to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals and goodwill. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Mardi Gras, together with the Parent, is currently evaluating the impact the adoption of ASU 2017-01 will have on the financial statements and notes to financial statements but does not anticipate that the impact will be material.

In October 2016, the FASB issued ASU 2016-17 to Topic 810, “Consolidation,” making changes on how a reporting entity should treat indirect interests in an entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of a variable interest entity. This update is effective for fiscal years beginning after December 15, 2016 and interim periods within fiscal years beginning after December 15, 2017. Mardi Gras, together with the Parent, is currently evaluating the impact the adoption of ASU 2016-17 will have on the financial statements and notes thereto but does not anticipate that the impact will be material.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230),” which addressed eight cash flow classification issues that have created diversity in practice, providing definitive guidance on classification of certain cash receipts and payments. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2018 and early adoption is permitted. This ASU must be adopted retrospectively for all period presented but may be applied prospectively if retrospective application would be impracticable. Mardi Gras, together with the Parent, is currently evaluating the impact the adoption of ASU 2016-15 will have on the financial statements and notes to financial statements but does not anticipate that the impact will be material.

In January 2016, the FASB issued ASU 2016-01 to Topic 825, “Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities”, requiring equity investments (except those accounted for under the

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. Additionally, the update allows equity investments that do not have readily determinable fair values to be re-measured at fair value either upon the occurrence of an observable price change or upon identification of impairment, and requires additional disclosure around those investments. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Mardi Gras, together with the Parent, is currently evaluating the impact the adoption of ASU 2016-01 will have on the financial statements and notes to financial statements but does not anticipate that the impact will be material.

4. Related Party Transactions

Related party transactions include transactions with our Parent and our Parents’ affiliates, including those entities, in which our Parent has an ownership interest but does not have control.

Cash Management Program

We participate in our Parent’s centralized cash management and funding system. Our working capital and capital expenditure requirements have historically been part of the corporate-wide cash management program for our Parent. As part of this program, our Parent maintains all cash generated by our operations, and cash required to meet our operating and investing needs is provided by our Parent as necessary. Net cash generated from or used by our operations is reflected as a component of “Net parent investment” on the accompanying balance sheets and as “Net transfers to Parent” on the accompanying statements of cash flows. No interest income has been recognized on net cash kept by our Parent since, historically, we have not charged interest on intercompany balances.

Related Party Expense

All employees performing services on behalf of our operations are employees of our Parent. Personnel and operating costs incurred by our Parent on our behalf were charged to us and included in General and administrative expenses-related parties in the accompanying statements of operations. Our Parent also procures our insurance policies on our behalf and performs certain general corporate functions for us related to finance, accounting, treasury, legal, information technology, human resources, shared services, government affairs, insurance, health, safety, security, employee benefits, incentives and severance and environmental functional support.

In 2017, BP Pipelines tendered their resignation as operator of the joint ventures. Effective on July 1, 2017, Shell Pipeline Company LP, an unaffiliated third party joint venture partner, became the operator of the Mardi Gras Joint Ventures. The impact of this change was a reduction of costs relating to personnel and operating expenses incurred by our Parent on our behalf.

For the period from January 1, 2017 to October 29, 2017 and for the years ended December 31, 2016 and 2015, we were allocated indirect general corporate expenses incurred by our Parent of $4,377, $11,824 and $7,694, respectively, which were included within General and administrative-related parties in the accompanying statements of operations. As the operator of the joint ventures we charged an aggregate management fee to the Mardi Gras Joint Ventures of $1,420, $3,253 and $3,452 on a 100% basis for the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015, respectively, which are included in the respective joint venture financial statements. Of allocated general corporate expenses, $(2,302), $4,657 and $640 was related to severance expense for the period from January 1, 2017 to October 29, 2017 and for the years ended December 31, 2016 and 2015, respectively. The reduction of in severance expense for the period from January 1, 2017 to October 29, 2017 was due to a change in the estimated severance provision compared to December 31, 2016. The change in accounting estimate was made based on the new information received during the second quarter of 2017 as an agreement was reached and finalized with the future operator of the Mardi Gras Joint Ventures. As a result of such new information, relevant severance assumptions, such as headcount, positions, average salaries and payout periods, were further refined to arrive at the updated estimate of severance provision. These allocated general corporate costs relate primarily to the wages and benefits of our Parent’s employees that support our operations. Expenses incurred by our Parent on our behalf have been allocated to us on the basis of direct usage when identifiable. Where costs incurred by our Parent could not be determined to relate to us by specific identification, these costs were primarily allocated to us on the basis of headcount, throughput volumes, miles of pipe and other measures. The expense allocations have been determined on a basis that both we and our Parent consider to be a

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

reasonable reflection of the utilization of services provided or the benefit received by us during the periods presented. The allocations may not, however, fully reflect the expenses we would have incurred as a separate, publicly traded company for the periods presented.

Upon completion of BPMP's IPO in October 30, 2017 we were allocated expenses of $739 related to the omnibus agreement for general and administrative services provided by BP Pipelines and its affiliates.

We are covered by the insurance policies of our Parent. Our insurance expense was $10,626, $16,690 and $22,882 for the years ended December 31, 2017, 2016 and 2015, respectively, which was included within Operating expenses - related parties in the accompanying statements of operations.

Pension and Retirement Savings Plans

Prior to BPMP’s IPO, employees who directly or indirectly support our operations participate in the pension, post-retirement health insurance, and defined contribution benefit plans sponsored by our Parent and include other subsidiaries of our Parent. Our share of pension and postretirement health insurance costs within General and administrative-related parties was $171, $192 and $118 for the period from January 1, 2017 to October 29, 2017 and for the years ended December 31, 2016 and 2015, respectively. Our share of defined contribution benefit plan cost within General and administrative-related parties was $144, $137 and $75 for the period from January 1, 2017 to October 29, 2017 and for the years ended December 31, 2016 and 2015, respectively. Subsequent to BPMP's IPO, our portion of the pension and defined contribution benefit plan expense is included in the administrative fee allocated to us in relation to the omnibus agreement.

Share-based Compensation

Our Parent operates share option plans and equity-settled employee share plans. These plans typically have a three-year performance or restricted period during which the units accrue net notional dividends, which are treated as having been reinvested. Leaving employment will normally preclude the conversion of units into shares, but special arrangements apply for participants that leave for qualifying reasons.

Certain employees of our Parent supporting our operations were historically granted these types of awards. Prior to the IPO, these share-based compensation costs were allocated to us as part of the cost allocations from our Parent. These costs totaled $453, $331 and $668 for the period from January 1, 2017 to October 29, 2017 and for the years ended December 31, 2016 and 2015, respectively. Share-based compensation expense is included in General and administrative-related parties in the accompanying statements of operations. Subsequent to the IPO, the share-based compensation related to the employees of our Parent who provide services to us is included in the fee charged to us in relation to the omnibus agreement.

5. Equity Method Investments

We account for our ownership interests in the Mardi Gras Joint Ventures using the equity method for financial reporting purposes. Our financial results include our proportionate share of the Mardi Gras Joint Ventures’ net incomes, which are reflected in Income from equity method investments on the statements of operations.

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

Summarized financial information for each of our equity method investments on a 100% basis for the years ended December 31, 2017, 2016 and 2015 is as follows:

	Year Ended December 31, 2017
	Caesar	Cleopatra	Proteus	Endymion	Total
Balance sheet data (at year end)
Current assets	$8,990	$7,289	$54,793	$8,856	$79,928
Non-current assets	219,401	231,616	335,806	145,472	932,295
Current liabilities	810	407	50,286	2,700	54,203
Non-current liabilities	6,892	5,454	206,232	15,959	234,537
Total equity	$220,689	$233,044	$134,081	$135,669	$723,483
Statement of operations data
Revenue	$47,965	$23,721	$30,768	$33,394	$135,848
Operating expenses	11,413	9,157	13,411	13,557	47,538
Net income	36,552	14,564	17,357	20,276	88,749

	Year Ended December 31, 2016				Year to Date April 26, 2016
	Caesar	Cleopatra	Proteus	Endymion	Okeanos	Total
Balance sheet data (at year end)
Current assets	$18,334	$8,842	$24,038	$10,749	$—	$61,963
Non-current assets	224,411	237,301	196,770	153,960	—	812,442
Current liabilities	6,598	2,262	16,268	4,911	—	30,039
Non-current liabilities	6,510	5,151	58,366	15,955	—	85,982
Total equity	$229,637	$238,730	$146,174	$143,843	$—	$758,384
Statement of operations data
Revenue	$43,197	$23,313	$24,654	$28,059	$6,246	$125,469
Operating expenses	18,001	12,272	14,105	16,902	4,082	65,362
Net income	25,196	11,041	10,549	11,373	2,164	60,323

	Year Ended December 31, 2015
	Caesar	Cleopatra	Protues	Endymion	Okeanos	Total
Balance sheet data (at year end)
Current assets	$15,852	$7,118	$15,398	$9,849	$6,024	$54,241
Non-current assets	232,990	246,074	156,687	157,609	148,571	941,931
Current liabilities	6,275	705	8,054	3,210	1,140	19,384
Non-current liabilities	8,276	6,548	9,506	12,128	9,109	45,567
Total equity	$234,291	$245,939	$154,525	$152,120	$144,346	$931,221
Statement of operations data
Revenue	$35,259	$22,883	$16,921	$18,732	$17,266	$111,061
Operating expenses	15,824	10,811	13,619	13,253	12,862	66,369
Net income	19,435	12,072	3,302	5,479	4,404	44,692

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

The table below summarizes the balances and activities related to each of our equity method investments that we recorded for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31, 2017
	Mardi Gras Joint Ventures
	Caesar	Cleopatra	Proteus	Endymion	Total
Beginning Balance	$128,597	$126,525	$95,005	$93,509	$443,636
Contributions	—	—	—	—	—
Distributions	(25,480)	(10,732)	(19,143)	(18,493)	(73,848)
Income from equity method investments	20,469	7,719	11,282	13,180	52,650
Ending Balance	$123,586	$123,512	$87,144	$88,196	$422,438

	Year Ended December 31, 2016
	Caesar	Cleopatra	Proteus	Endymion	Okeanos	Total
Beginning Balance	$131,204	$132,807	$115,894	$114,090	$29,900	$523,895
Contributions	—	—	—	—	—	—
Distributions	(16,717)	(9,855)	(14,174)	(14,738)	(3,667)	(59,151)
Income from equity method investments	14,110	5,961	7,902	8,527	1,391	37,891
Sale of equity method investments	—	(2,388)	(14,617)	(14,370)	(27,624)	(58,999)
Ending Balance	$128,597	$126,525	$95,005	$93,509	$—	$443,636

	Year Ended December 31, 2015
	Caesar	Cleopatra	Proteus	Endymion	Okeanos	Total
Beginning Balance	$135,076	$136,683	$121,368	$119,918	$102,103	$615,148
Contributions	—	—	—	—	—	—
Distributions	(14,756)	(10,394)	(7,950)	(9,938)	(8,803)	(51,841)
Income from equity method investments	10,884	6,518	2,476	4,110	2,936	26,924
Impairment of equity method investments	—	—	—	—	(66,336)	(66,336)
Ending Balance	$131,204	$132,807	$115,894	$114,090	$29,900	$523,895

In 2016, we sold interests in our equity method investments which resulted in the following proceeds and gain/(loss):

	Year Ended December 31, 2016
	Caesar	Cleopatra	Proteus	Endymion	Okeanos	Total
Proceeds	$—	$2,091	$19,103	$20,785	$26,233	$68,212
Gain/(loss)	$—	$(297)	$4,486	$6,415	$(1,790)	$8,814

In the fourth quarter of 2015, our board of directors approved and signed an agreement to sell all of our equity interest of 67% in Okeanos to a third-party investor for a sales price of $29,900, which would be reduced by the subsequent distribution by Okeanos to us prior to the close of the sale. The sales price was lower than the carrying value of our investment in Okeanos at December 31, 2015, which was an indicator that an impairment may exist. The execution of a sales agreement indicated that the impairment was other than temporary. As a result, we recorded an impairment loss of $66,336 on our investment in Okeanos in Impairment of equity method investments in the statement of operations. The impairment charge was the difference between the sales price of $29,900 and the carrying value of $96,236 of our investment in Okeanos at the time prior to the impairment charges.

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

6. Sale of Equity Interest

During the fourth quarter of 2015, our Board of Directors approved and signed an agreement to sell all of our equity interest of 67% in Okeanos. Since Okeanos is specifically identifiable and management planned for the sale in its present condition within one year, the related assets and liabilities associated with the disposition were classified as held for sale in our balance sheets as of December 31, 2016.

7. Income Taxes

On October 1, 2017 we elected to change our tax classification to that of a “partnership” for federal and state income tax purposes.

Prior to our change in tax status, our operations were part of BPA and were included in the income tax returns of BPA. Our tax provision was prepared on a separate return basis, as if the Company was a separate group of companies under common ownership. Our operations were treated as if they were filing on a consolidated basis for U.S. federal tax purposes. Income taxes paid prior to the conversion were not reflected in a supplemental disclosure on the statements of cash flows as the Company, which was derived from the assets within BPA, did not historically remit federal or state tax payments on a standalone basis.

Subsequent to the conversion to a partnership, the Company is not a taxable entity for U.S. federal and state income tax purposes. Taxes on our net income are generally borne by our partners through the allocation of taxable income. The financial statements, therefore, do not include a provision for income tax after the tax status change. In accordance with ASC 740, upon the Company's voluntary election to be treated as a partnership, the Company eliminated its net deferred tax liability and recorded the impact through income from continuing operations.

The following reflects the components of income tax expense (benefit) for the period from January 1, 2017 to October 1, 2017, and for the years ended December 31, 2016 and 2015:

	Period from January 1 2017 to October 1, 2017	For the Years Ended December 31,
		2016	2015
Current tax expense:
U.S. federal	$37,714	$44,900	$5,478
U.S. state	84	94	111
Total current tax expense	37,798	44,994	5,589
Deferred tax benefit:
U.S. federal	(129,910)	(38,534)	(29,973)
U.S. state	—	—	—
Total deferred tax benefit	(129,910)	(38,534)	(29,973)
Total income tax (benefit) expense	$(92,112)	$6,460	$(24,384)
Income tax expenses differed from the amounts computed by applying the U.S. federal income tax rate of 35% to the pre-tax income from January 1, 2017 to October 1, 2017, and for the years ended December 31, 2016 and 2015 as a result of the following:

Exhibit 99.2
MARDI GRAS TRANSPORTATION SYSTEM COMPANY, LLC
(AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BP P.L.C)
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars unless otherwise indicated)

	Period from January 1 2017 to October 1, 2017		For the Years Ended
			2016		2015
Statutory U.S. federal income taxes / rate	$9,317	35.0%	6,366	35.0%	(24,495)	35.0%
State income taxes, net of federal benefit	84	0.3%	94	0.5%	111	(0.2)%

Change in tax status	(101,513)	(381.3)%	—	—%	—	—%
Total income taxes / effective tax rates	$(92,112)	(346.0)%	6,460	35.5%	(24,384)	34.8%

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities for the years ended December 31, 2017 and 2016:

	December 31,
	2017	2016
Deferred tax liability
Investment in joint venture partnerships	$—	$129,910
Total deferred tax liability	—	129,910
Net deferred tax liability	$—	$129,910

Subsequent to the change in tax status, we are not a taxable entity for U.S. federal and state income tax purposes. The financial statements, therefore, do not include deferred tax balances after the change date of October 1, 2017.
There were no uncertain tax positions as of December 31, 2017 and 2016, respectively. There were no reductions to the balances for settlements with tax authorities or expiration of statutory limitations. As of December 31, 2017, the Internal Revenue Service (“IRS”) was in the process of auditing the U.S. consolidated returns of BPA for 2014 and 2015.  During 2018 the IRS and BP agreed to include the 2016 BPA tax year in the current audit. BPA is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2014.

8. Commitments and Contingencies

Legal Proceedings

Our Parent and certain affiliates are named defendants in lawsuits and governmental proceedings that arise in the ordinary course of our business. For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. While there are still uncertainties related to the ultimate costs we may incur, based upon our evaluation and experience to date, we do not expect that the ultimate resolution of these matters will have a material adverse effect on our financial position, operating results, or cash flows.

9. Subsequent Events

We have evaluated subsequent events through October 25, 2018, the date the financial statements were issued. Based on this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements and the accompanying footnotes.